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                               EXHIBIT 23 (E) (1)

                             DEALER SALES AGREEMENT







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                               IDEX MUTUAL FUNDS

                                                    AFSG Securities Corporation
                                                           570 Carillon Parkway
                                                       St. Petersburg, FL 33716
                                                    Telephone: (727) 299 - 1800

                                            Date:______________________________


                                            Broker Dealer No:__________________
                                                         (We assign this to your
                                                             firm)
                                    FORM OF

                             DEALER SALES AGREEMENT

                                     PART I

AFSG Securities Corporation (herein referred to as "AFSG" or "we" or "our" or "us") is the Principal Underwriter for IDEX Mutual Funds (herein referred to as "the Fund" or "Funds", including any class(es) of shares of any and all series constituting the Fund), as defined in the Investment Company Act of 1940. As such, we are authorized to purchase shares of beneficial interest of the Fund to sell to investors either directly or indirectly through broker-dealers. We offer to sell to you the various classes of shares of the series that comprise the Fund subject to the following terms:

         1. In all sales of shares to the public you shall act as dealer for your own account.

         2. (a) On purchases of Class A, M and T fund shares, you shall receive a discount amounting to a percentage of the public offering price for the fund.

                  (b) On purchases of Class B, L and M fund shares, you shall receive a commission amounting to a percentage of the net asset value of the fund.

                  (c) On purchases of Class A, B, L, C and M fund shares, you shall receive a fee for your distribution, marketing and/or administrative services in the promotion and sale of fund shares on a percentage of the average daily aggregate value (at net asset value) of shares held by your clients, computed on an annual basis and paid quarterly (with the exception of Class C and M fund shares, which are paid monthly).

                  (d) On purchases of Class A, B, L, C and M shares, you shall receive a fee for your personal service and/or maintenance of shareholder accounts on a percentage of the average daily aggregate value (at net asset value) of shares held by your clients, computed on an annual basis and paid quarterly (with the exception of Class C and M fund shares, which are paid monthly).

                  All compensation under section 2 of this agreement is as set forth in the then current Fund prospectus and Statement of Additional Information. Payment of these fees or the terms thereof, may be modified or terminated by us at any time.

         3. You represent that you are, and at the time of purchasing any shares of a fund will be, a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), along with NASD Regulation, Inc.



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         4.       We will accept orders received from you only at the public offering price applicable to each order as established by the then current prospectus applicable to the particular shares of the IDEX Fund, unless you submit an order at the net asset value price. The procedure relating to handling orders shall be subject to instructions that we shall forward to you from time to time. All orders are subject to acceptance or rejection by us in our sole discretion.

         5. You agree to purchase shares only from us or from your customers. If you purchase shares from us, you agree that all such purchases shall be made only to cover orders already received by you from your customers, or for your own bona fide investment.

                  If you purchase shares from your customers, you agree to pay such customers not less than the redemption price in effect on the date of purchase, as defined in the then current prospectus applicable to the particular shares of the IDEX Fund. We in turn agree that we will not purchase any shares from the IDEX Fund except for the purpose of covering purchase orders that we have already received.

         6. You shall sell shares only (a) to customers at the public offering price then in effect and (b) to the IDEX Fund or to any dealer who is a member of the NASD at the redemption price in effect with respect to the particular shares on the date of sale.

         7. Only unconditional orders for shares of a definite specified price will be accepted.

         8. If any shares sold to you under the terms of this agreement are repurchased by the IDEX Fund or are tendered for redemption within seven business days after the date of confirmation, it is agreed that you shall forfeit your right to any discount received by you on such shares.

         9. Remittance of the net amount due for shares purchased from us shall be made payable to Idex Investor Services, Inc., Agent for the Underwriter, promptly, but in no event later than the maximum amount of time legally permissible after our confirmation of sale to you (currently, three business days). Such payment should be sent, together with any stock transfer stamps required on account of the sale by you, to:

                  Idex Investor Services, Inc.       Or by express mail to:     Idex Investor Services, Inc.
                  P. O. Box 9015                                                570 Carillon Parkway
                  Clearwater, FL  33758-9015                                    St. Petersburg, FL  33716
                                                                                (727) 299-1800

                  Please include your transfer instructions on the appropriate copy of our confirmation of sale to you. If Idex Investor Services, Inc. does not receive such payment within the legally permissible time period, we reserve the right, without notice, forthwith to cancel the sale.

         10. Promptly upon receipt of payment, shares sold to you shall be deposited by our agent, Idex Investor Services, Inc or us. We will issue no share certificates.

         11. No person is authorized to make any representations concerning shares of a fund except those contained in the then current prospectus applicable to the particular shares of the IDEX Fund and in supplements thereto. In purchasing shares from us you shall rely solely on the representations contained in the prospectus applicable to the particular shares of the IDEX Fund and supplements thereto.

         12. Additional copies of the current prospectus and supplements thereto and other literature will be supplied by us in reasonable quantities upon request.

         13. You acknowledge that we may provide you (including your registered representatives and employees) with information, including, but not limited to, certain Account Information (as that term is defined in the



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                  Agreement), that is "non-public personal information"
                  ("Protected Information") under Section 248.3(t) of Securities and Exchange Commission Regulation SP ("Reg. SP"), in connection with the services you provide under the Agreement. You acknowledge and agree that you are prohibited from disclosing or using Protected Information except in the ordinary course of business as necessary to carry out the terms of the Agreement and in compliance with (and not in violation of) Reg. SP, including, but not limited to, Section
                  248.11 of Reg. SP, and other applicable federal and state laws and regulations regarding privacy of consumer information.

                  Certain of your registered representatives or employees may, from time to time, access certain customer account information with respect to the shares of the Fund (the "Account Information") via means such as (not limited to): verbal and written communications, technology products such as automated telephone systems, computer systems, Internet websites of the Fund or service companies such as DST Vision, and down-loading of Account Information to computers, files, mailboxes, etc.

                  In exchange for the cooperation of the Fund, AFSG, Idex Investor Services, Inc. or any other agents or service companies in providing access to the Account Information for the convenience of the registered representatives and service to mutual customers, you agree that it is your sole responsibility to oversee and supervise your registered representatives or employees in the access and utilization of such Account Information, including verification of the accuracy of all written material produced by a registered representative from the Account Information. Further, you are solely responsible for ensuring that your registered representatives or employees comply with all NASD, SEC and other regulations in connection with the access and appropriate utilization of and preparation of any written or oral material from, the Account Information, including compliance with Reg. SP and the privacy policies of these parties in effect. You shall fully indemnify and hold harmless the above named parties from any and all claims made against them by any party with respect to your registered representatives' or employees' access and use of such Account Information.

                  Pursuant to the USA Patriots Act, you acknowledge that your firm has procedures in place that provide satisfactory evidence of the identity of any party on whose behalf you may act, and such information has been recorded and maintained by your firm.

         14. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of shares entirely or to modify or cancel this agreement.

         15. We both hereby agree to abide by the rules of the NASD ("NASD Rules"). Specifically, and without limiting the foregoing, we both hereby agree that sales of the shares of each fund, and each Class thereof, shall be effected in accordance with
                  Section 2310 and Section 2830 of the NASD Rules, as interpreted by the NASD.

         16. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telefaxed to you at your address specified below. This agreement shall be construed in accordance with the laws of Florida, without regard to the choice of law principles thereof.

         17. You agree to abide by the Sales Compliance Policies Relating to the Multiple Class Distribution System, attached to this Agreement as Appendix A, with respect to each fund of IDEX Mutual Funds and to include such Sales Compliance Policies in your internal guidelines for sales compliance.

         18. Your registered representatives may, from time to time, assist your customers in determining and documenting such customers' eligibility for reductions in, or waivers of, front end sales charges or contingent deferred sales charges to which one or more Classes of shares may be subject. You agree that it is your responsibility to oversee and supervise the activities of your registered representatives in connection with the sale and redemption of shares of the funds, including verification of the eligibility of customers for reductions in, or waivers of, sales charges to the extent that your registered representatives assist customers in determining and documenting such eligibility. You shall fully indemnify and hold harmless the undersigned and IDEX Mutual Funds from any and all losses sustained by them as a result of any inaccurate, or



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                  incomplete, representations made by your registered
                  representatives or your customers in connection with eligibility for reductions in, or waivers of, sales charges, if and to the extent that you or your registered representatives knew, or should have known, of such inaccuracies or omissions.



                                         Very truly yours,


                                         AFSG Securities Corporation


                                         Signed:_______________________________

                                         Name:_________________________________

                                         Title:________________________________






The undersigned hereby accepts and agrees to the terms of this Agreement:


Firm Name:__________________________________

Signed:_____________________________________
          Authorized Securities Principal

Name:________________________________________

Title:   ____________________________________   Phone #:_______________________

Address: ____________________________________   Fax #:_________________________

 ____________________________________________   Federal Tax I.D.:______________

_____________________________________________   NASD CRD #:____________________



                    (RETAIN A COPY AND RETURN THE ORIGINAL)



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                                   APPENDIX A
                                       TO
                               IDEX MUTUAL FUNDS
                            DEALER'S SALES AGREEMENT

                   SALES COMPLIANCE POLICIES RELATING TO THE
                       MULTIPLE CLASS DISTRIBUTION SYSTEM

         Each fund of IDEX Mutual Funds (each a "fund" and collectively, the "funds") offers five classes of shares (IDEX Janus Growth offers six classes), subject to the current prospectus and Statement of Additional Information, as follows:


-----------------------------------------------------------------------------------------------------------------------------------
                                                                             CLASS OF SHARES
-----------------------------------------------------------------------------------------------------------------------------------
                                          CLASS A           CLASS B        CLASS L      CLASS C         CLASS M         CLASS T
-----------------------------------------------------------------------------------------------------------------------------------
A front end sales charge per the           Z (1)             N/A            N/A          N/A             Z                Z
current prospectus/SAI
-----------------------------------------------------------------------------------------------------------------------------------
A Contingent Deferred Sales Charge         Z  (2)            Z (3)          Z (4)        N/A             Z (5)           N/A
(CDSC)
-----------------------------------------------------------------------------------------------------------------------------------
Rule 12b-1 fee annual rate charged         0.35%             1.00%                       1.00%        0.90%(6)           N/A
on average daily net assets
-----------------------------------------------------------------------------------------------------------------------------------
Annual dealer compensation rate            0.25%             0.25%                       1.00%           0.25%           N/A
(of the 12b-1 fee)                                        starting in                                 starting in
                                                          13th month                                  13th month
-----------------------------------------------------------------------------------------------------------------------------------
Convert to A shares after:                  N/A             8 years                      N/A           10 years          N/A
-----------------------------------------------------------------------------------------------------------------------------------
Maximum purchase amount                     N/A            $250,000                      N/A          $1,000,000         N/A
-----------------------------------------------------------------------------------------------------------------------------------

(1) Excluding purchases of IDEX Transamerica Money Market, other than purchases in conjunction with IDEX Protected Principal Stock.

(2) Only upon certain sales of $1 million or more. Such purchases involve a commission as a percentage of the net asset value. Redemptions of such shares within 24 months after purchase are subject to a 1% CDSC.

(3) CDSC assessed on the lesser of original purchase value or redemption value proceeds at a declining rate for the six years following the purchase date as follows: 5% in year 1; 4% in year 2; 3% in year 3; 2% in year 4; 1% in years 5 and 6; 0% after 6 years, automatic conversion to Class A shares after 8 years. Certain redemptions are not subjected to a CDSC according to the then current prospectus.

(4) Purchases of Class L Shares are subject to a 2% CDSC if redeemed during the first 12 months of purchase, and 1% if redeemed during the second 12 months.

(5) For shares purchased on or after March 1, 1999, redemptions of such shares within 18 months after purchase are subject to a 1% CDSC.

(6)      0.60% for IDEX Federated Tax Exempt.

IDEX JANUS GROWTH CLASS T SHARES ARE SUBJECT TO THE MAXIMUM INITIAL SALES CHARGE (CURRENTLY 8.50%), BUT NO ANNUAL RULE 12B-1 FEES. CLASS T SHARES ARE AVAILABLE FOR SALE ONLY TO EXISTING CLASS T SHAREHOLDERS (FORMER SHAREHOLDERS OF IDEX FUND AND IDEX FUND 3). CLASS T SHARES ARE NOT OFFERED OR SOLD TO NEW INVESTORS.

CLASS C AND CLASS M SHARES ARE AVAILABLE FOR SALE ONLY TO EXISTING CLASS C AND CLASS M SHAREHOLDERS (WHO OWNED THOSE SHARES AS OF NOVEMBER 8, 2002). CLASS C AND CLASS M SHARES ARE NOT OFFERED OR SOLD TO NEW INVESTORS.



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         Investors should consider both ongoing annual expenses and front-end and contingent deferred sales charges, if any, in estimating the costs of investing in the respective classes of fund shares over time. For example, new investors that qualify for a substantial reduction in a front-end sales charge ordinarily should determine that a purchase of Class A shares, subject to lower ongoing expenses, is preferable to a purchase of Class B or Class L shares which are subject to higher ongoing 12b-1 fees and a contingent deferred sales charge or of Class C and Class M shares which would be subject to payment of a higher ongoing 12b-1 fee.

         Alternatively, an investor, whose purchase of fund shares would not qualify for a reduction of the front-end sales charge, may wish to avoid the sales charge and thus initially invest all of his or her dollars in Class B, Class L or Class C shares. Such an investor should consider how long he or she plans to hold such shares when deciding which class of shares to purchase. Certain investors may elect to purchase Class B or Class L shares if they determine it to be most advantageous to have all their funds invested initially and intend to hold their shares for an extended period of time. Investors in Class B shares should take into account whether they intend to remain invested until the end of the conversion period and thereby take advantage of the reduction in ongoing fees resulting from the conversion into Class A shares. Other investors may elect to purchase Class C shares if they determine that it is advantageous to have all their assets invested initially and they are uncertain as to the length of time they intend to hold their assets in the Fund. For more details, see the prospectus for the respective fund.

         The above policies are reflected in a revised prospectus for the funds. These policies are in addition to, and not intended to override, any other of your internal policies.